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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) MARCH 2, 2005
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                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)

        DELAWARE                    001-10346                     77-0226211
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (909) 987-9220
                                                          ----------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 2, 2005, Emrise Corporation ("Emrise") and XCEL Corporation Limited, a wholly-owned subsidiary of Emrise ("XCEL"), entered into an agreement ("Purchase Agreement") relating to the acquisition of Pascall Electronic (Holdings) Limited ("Pascall") by XCEL.

         Pascall is a wholly-owned subsidiary of Intelek Properties Limited, which itself is one of five operating subsidiaries of Intelek PLC, a London Stock Exchange public limited company. Pascall and its wholly-owned subsidiary, Pascall Electronics Limited, produce, design, develop, manufacture and sell power supplies and radio frequency products for a broad range of applications, including in-flight entertainment systems and military programs.

         Under the Purchase Agreement, XCEL has agreed to purchase all of the outstanding capital stock of Pascall. The initial purchase price is 3,100,000 British pounds sterling (approximately U.S. $5,952,000 based on the exchange rate in effect on March 2, 2005). The purchase price is to be payable in cash and is subject to upward or downward adjustment based upon the value of the net assets of PEL, calculated as of the closing date, and based upon various other payments that may be made to XCEL under indemnity, tax or warranty provisions of the Purchase Agreement.

         Closing of the transactions contemplated under the Purchase Agreement is contingent upon approval by the shareholders of Intelek PLC, which is expected to occur on or about March 18, 2005.

         Emrise has agreed to lend to Pascall at the closing 1,600,000 British pounds sterling (approximately U.S. $3,072,000 based on the exchange rate in effect on March 2, 2005) in accordance with the terms of a loan agreement to be entered into at the closing. The loaned funds are to be used by Pascall to immediately repay its outstanding intercompany debt to Intelek Properties Limited.

         Emrise and Intelek PLC have agreed to guarantee payment when due of all amounts payable by XCEL and Intelek Properties Limited, respectively, under the Purchase Agreement. Intelek Properties Limited has agreed to various restrictive covenants that will apply for various periods following the closing. The covenants include non-competition with Pascall's business, non-interference with Pascall's customers and suppliers, and non-solicitation of Pascall's employees.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 7, 2005              EMRISE CORPORATION

                                  By: /S/ RANDOLPH D. FOOTE
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                                      Randolph D. Foote, Chief Financial Officer





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